Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 30, 2020	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon ends 2019 with highest 4Q wireless adds in six years, increased cash flow and revenue growth

4Q 2019 highlights
Consolidated:

•	$1.23 in earnings per share (EPS), compared with $0.47 in 4Q 2018; adjusted EPS (non-GAAP), excluding special items, of $1.13, compared with $1.12 in 4Q 2018.

•	Operating revenue growth of 1.4 percent from fourth-quarter 2018.

Consumer:

•	Total revenue of $24.2 billion, an increase of 2.0 percent year over year.

•	852,000 retail postpaid net additions, including 588,000 phone net additions, up 12.6 percent year over year, and 723,000 postpaid smartphone net additions.

•	Total retail postpaid churn of 1.09 percent, and retail postpaid phone churn of 0.83 percent.

•	35,000 Fios Internet net additions.

Business:

•	Total revenue of $8.1 billion, an increase of 0.8 percent year over year.

•	396,000 retail postpaid net additions, including 202,000 phone net additions.

•	Total retail postpaid churn of 1.28 percent, and retail postpaid phone churn of 1.00 percent.

VlpHU09DSUQyMDE5UTE=

Wireless (non-GAAP):

•
Total revenue growth of 3.5 percent year over year to $25.3 billion in fourth-quarter 2019, driven by a 2.7 percent increase in service revenue. For full-year 2019, Wireless service revenue grew 3.2 percent.

•
1.2 million retail postpaid net additions, including 790,000 phone net additions, the highest fourth-quarter phone net additions in six years; and 969,000 postpaid smartphone net additions, up 11.0 percent year over year.

•	1.4 million phone net additions in full-year 2019, compared to 1.1 million in full-year 2018.

•	Total retail postpaid churn of 1.13 percent, and retail postpaid phone churn of 0.86 percent.

Wireline (non-GAAP):

•	Total revenue of $7.1 billion, a decrease of 4.1 percent year over year.

•	39,000 Fios Internet net additions; Fios total revenue growth of 0.8 percent year over year.

2019 highlights
Consolidated:

•	Full year EPS of $4.65, compared with $3.76 in 2018; adjusted EPS (non-GAAP), excluding special items, of $4.81, compared with 2018 adjusted EPS of $4.71.

•	Full-year 2019 operating cash flow of $35.7 billion, an increase from $34.3 billion in 2018.

•	Free cash flow (non-GAAP) of $17.8 billion in full-year 2019, up 0.7 percent year over year.

•	Unsecured debt is lower by $3.9 billion from year-end 2018.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2019 with strong fourth-quarter results highlighted by earnings growth and the most fourth-quarter phone net additions in six years.
"Verizon delivered strong operational performance in the fourth quarter, highlighted by continued wireless customer growth in both Consumer and Business," said Chairman and CEO Hans Vestberg. "In 2019, Verizon drove innovation in 5G, established a new operating structure and delivered solid financial results. We entered 2020 with great momentum as we expand our network leadership and remain focused on the customer to provide a best-in-class experience. Our 5G footprint continues to grow as we lead this era of transformational change by building these next-generation networks the right way."
For fourth-quarter 2019, Verizon reported EPS of $1.23, compared with $0.47 in fourth-quarter 2018. On an adjusted basis (non-GAAP), fourth-quarter 2019 EPS, excluding special items, was $1.13, compared with adjusted EPS of $1.12 in fourth-quarter 2018.
Fourth-quarter 2019 EPS included a net pre-tax loss from special items of about $2.4 billion, which consisted of an early debt extinguishment charge of $2.1 billion, an impairment charge of $236 million primarily related to the write-down of goodwill in the Media business, and a net charge related to severance and annual mark-to-market for pension and OPEB (other post-employment benefits) liabilities

VlpHU09DSUQyMDE5UTE=

of $135 million. The company also recorded a $2.2 billion tax benefit related to the sale of preferred shares in a foreign affiliate. The cash impact related to the tax benefit of this sale will be realized in 2020.
In fourth-quarter 2019, Verizon's results included the effects of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense, and the adoption of a lease accounting standard. The combined net impact was a 4 cent headwind in fourth-quarter 2019, and 17 cents for full-year 2019, which is included in the year-over-year increase in adjusted EPS.
For full-year 2019, Verizon reported $4.65 in EPS, compared with $3.76 in full-year 2018. On an adjusted basis (non-GAAP), excluding special items, 2019 EPS was $4.81, compared with 2018 EPS of $4.71.

Consolidated results
Total consolidated operating revenues in fourth-quarter 2019 were $34.8 billion, up 1.4 percent from fourth-quarter 2018. This growth was primarily driven by higher wireless service revenue, highlighted by volumes and step-ups in access, partially offset by lower wireless equipment revenue and declines in revenue from wireline products and services, predominantly in the Business segment. Full-year 2019 consolidated operating revenues were $131.9 billion, up 0.8 percent year over year.
Cash flow from operations totaled $35.7 billion in 2019, an increase from $34.3 billion in 2018. This growth was the result of operational improvements in Verizon's businesses and lower discretionary employee benefit contributions, partially offset by higher cash tax payments and cash payments related to the Voluntary Separation Program.
Full-year 2019 capital expenditures were $17.9 billion. Capital expenditures continue to support the launch and build-out of Verizon's 5G Ultra Wideband network, the growth in data and video traffic on the company's 4G LTE network, the deployment of significant fiber in markets nationwide and the upgrade to Verizon's Intelligent Edge Network architecture.
The company's unsecured debt decreased by $3.9 billion in 2019. The company remains focused on reducing its net unsecured debt portfolio into its targeted range of 1.75 to 2.0 times, while continuing to actively manage its near-term maturities, optimize its overall funding footprint and lower its cost of capital. With leverage nearing the high end of the targeted range, the company is adding share repurchases as a

VlpHU09DSUQyMDE5UTE=

fourth priority to the capital allocation policy. Repurchases would begin after the company's other priorities have been met, including investment in the business, commitment to the dividend and strengthening of the balance sheet.
In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by 2021. This initiative has yielded $5.7 billion of cumulative cash savings since the program began and is on track to achieve its target. For full-year 2019, Verizon realized approximately $1.3 billion in expense savings from the Voluntary Separation Program.
Net income was $5.2 billion in fourth-quarter 2019. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $9.0 billion. Consolidated operating income margin was 19.1 percent in fourth-quarter 2019, compared with 1.9 percent in fourth-quarter 2018. Consolidated EBITDA margin (non-GAAP) was 25.8 percent in fourth-quarter 2019, compared with 20.2 percent in fourth-quarter 2018. Adjusted EBITDA margin (non-GAAP) in fourth-quarter 2019 was 32.0 percent, and consolidated adjusted EBITDA (non-GAAP) in fourth-quarter 2019 was $11.1 billion.

Consumer results

•
Total Verizon Consumer revenues were $24.2 billion, an increase of 2.0 percent year over year, driven by continued strong growth in wireless and Fios service offerings, offset by declines in wireless equipment revenue and copper-based wireline services. For full-year 2019, total Consumer revenues were $91.1 billion, an increase of 1.4 percent from full-year 2018.

•
Consumer reported 852,000 wireless retail postpaid net additions in fourth-quarter 2019. This consisted of 588,000 phone net additions, up 12.6 percent year over year, and 305,000 other connected device net additions, primarily wearables, partially offset by tablet net losses of 41,000. Postpaid smartphone net additions were 723,000.

•
Consumer wireless service revenues were $13.4 billion in fourth-quarter 2019, a 1.9 percent increase year over year, driven by customer step-ups to unlimited and higher-priced tiers and an increase in connections per account. Full-year 2019 wireless service revenues were $53.8 billion, a 2.5 percent increase year over year.

•	Total retail postpaid churn was 1.09 percent in fourth-quarter 2019, and retail postpaid phone churn was 0.83 percent.

•
Consumer reported 35,000 Fios Internet net additions and 51,000 Fios Video net losses in fourth-quarter 2019, reflecting the ongoing shift from traditional linear video to over-the-top offerings. Consumer Fios revenues remained relatively flat, primarily due to the demand for broadband offerings, offset by the impact of video subscriber losses.

•
In fourth-quarter 2019, segment operating income was $6.9 billion, an increase of 1.2 percent year over year, and segment operating income margin was 28.4 percent. Full-year 2019 segment operating income margin was 31.8 percent, compared with 31.2 percent in full-year 2018. Segment EBITDA (non-GAAP) totaled $9.7 billion in fourth-quarter 2019, a decrease of 1.2

VlpHU09DSUQyMDE5UTE=

percent year over year. Segment EBITDA margin (non-GAAP) was 39.9 percent in fourth-quarter 2019, down from 41.2 percent in fourth-quarter 2018. For the full year, segment EBITDA margin (non-GAAP) was 44.3 percent in 2019, compared with 44.5 percent in 2018. On a year over year basis, headwinds from the deferral of commission expense and the lease accounting standard accounted for approximately 80 basis points for the quarter.
Business results

•
Total Verizon Business revenues were $8.1 billion, up approximately 1.0 percent year over year. For full-year 2019, total Verizon Business revenues were $31.4 billion, a decrease of 0.3 percent from full-year 2018.

•
Business reported 396,000 wireless retail postpaid net additions in fourth-quarter 2019, an increase of 18.6 percent year over year. This consisted of 202,000 phone net additions, 132,000 tablet net additions and 62,000 other connected device additions.

•	Total retail postpaid churn was 1.28 percent in fourth-quarter 2019, and retail postpaid phone churn was 1.00 percent.

•
In fourth-quarter 2019, segment operating income was $666 million, a decrease of 16.6 percent year over year, and segment operating income margin was 8.3 percent. Full-year 2019 segment operating income margin was 12.0 percent, compared with 13.2 percent in full-year 2018. Segment EBITDA (non-GAAP) totaled $1.7 billion in fourth-quarter 2019, a decrease of 10.4 percent year over year. Segment EBITDA margin (non-GAAP) was 20.7 percent, down from 23.3 percent in fourth-quarter 2018, due in part to declines in high margin wholesale revenue. For the full year, segment EBITDA margin (non-GAAP) was 25.0 percent in 2019, compared with 26.7 percent in 2018. On a year over year basis, headwinds from the deferral of commission expense and the lease accounting standard accounted for approximately 50 basis points for the quarter.

Media results

•
Total Verizon Media revenues in fourth-quarter 2019 were $2.1 billion, nearly flat year over year. This is a meaningful improvement from the decline reported at the beginning of the year. Gains in native advertising and the demand-side platform continue to be offset by declines in legacy desktop search revenue streams.

Outlook and guidance
For 2020, Verizon expects the following:

•	Adjusted EPS growth (non-GAAP) of 2 to 4 percent.

•	Low-to-mid single-digit percentage growth in consolidated revenues compared to full-year 2019.

•	Capital spending to be in the range of $17 billion to $18 billion, including the expansion of 5G in new and existing markets, the densification of 4G, and the continuation of the fiber build-out.

•	Adjusted effective income tax rate (non-GAAP) in the range of 23 percent to 25 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

VlpHU09DSUQyMDE5UTE=

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is celebrating its 20th year as one of the world’s leading providers of technology, communications, information and entertainment products and services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $131.9 billion in 2019. The company offers voice, data and video services and solutions on its award winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

####

VERIZON’S ONLINE MEDIA CENTER: News releases, stories, media contacts and other resources are available at www.verizon.com/about/news/. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

VlpHU09DSUQyMDE5UTE=

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Operating Revenues
Service revenues and other	$28,004	$27,460	2.0	$110,305	$108,605	1.6
Wireless equipment revenues	6,771	6,821	(0.7)	21,563	22,258	(3.1)
Total Operating Revenues	34,775	34,281	1.4	131,868	130,863	0.8

Operating Expenses
Cost of services	8,376	8,163	2.6	31,772	32,185	(1.3)
Cost of wireless equipment	7,255	7,128	1.8	22,954	23,323	(1.6)
Selling, general and administrative expense	8,214	9,410	(12.7)	29,896	31,083	(3.8)
Depreciation and amortization expense	4,105	4,352	(5.7)	16,682	17,403	(4.1)
Media goodwill impairment	186	4,591	(95.9)	186	4,591	(95.9)
Total Operating Expenses	28,136	33,644	(16.4)	101,490	108,585	(6.5)

Operating Income	6,639	637	*	30,378	22,278	36.4
Equity in earnings (losses) of unconsolidated businesses	5	64	(92.2)	(15)	(186)	(91.9)
Other income (expense), net	(1,773)	1,865	*	(2,900)	2,364	*
Interest expense	(1,159)	(1,199)	(3.3)	(4,730)	(4,833)	(2.1)
Income Before (Provision) Benefit For Income Taxes	3,712	1,367	*	22,733	19,623	15.8
(Provision) benefit for income taxes	1,505	698	*	(2,945)	(3,584)	(17.8)
Net Income	$5,217	$2,065	*	$19,788	$16,039	23.4

Net income attributable to noncontrolling interests	$122	$126	(3.2)	$523	$511	2.3
Net income attributable to Verizon	5,095	1,939	*	19,265	15,528	24.1
Net Income	$5,217	$2,065	*	$19,788	$16,039	23.4

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.23	$0.47	*	$4.66	$3.76	23.9
Weighted-average shares outstanding (in millions)	4,139	4,137		4,138	4,128

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.23	$0.47	*	$4.65	$3.76	23.7
Weighted-average shares outstanding (in millions)	4,141	4,141		4,140	4,132
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/19	12/31/18	$ Change

Assets
Current assets
Cash and cash equivalents	$2,594	$2,745	$(151)
Accounts receivable, net	25,429	25,102	327
Inventories	1,422	1,336	86
Prepaid expenses and other	8,028	5,453	2,575
Total current assets	37,473	34,636	2,837

Property, plant and equipment	265,734	252,835	12,899
Less accumulated depreciation	173,819	163,549	10,270
Property, plant and equipment, net	91,915	89,286	2,629
Investments in unconsolidated businesses	558	671	(113)
Wireless licenses	95,059	94,130	929
Goodwill	24,389	24,614	(225)
Other intangible assets, net	9,498	9,775	(277)
Operating lease right-of-use assets	22,694	—	22,694
Other assets	10,141	11,717	(1,576)
Total assets	$291,727	$264,829	$26,898

Liabilities and Equity
Current liabilities
Debt maturing within one year	$10,777	$7,190	$3,587
Accounts payable and accrued liabilities	21,806	22,501	(695)
Current operating lease liabilities	3,261	—	3,261
Other current liabilities	9,024	8,239	785
Total current liabilities	44,868	37,930	6,938

Long-term debt	100,712	105,873	(5,161)
Employee benefit obligations	17,952	18,599	(647)
Deferred income taxes	34,703	33,795	908
Non-current operating lease liabilities	18,393	—	18,393
Other liabilities	12,264	13,922	(1,658)
Total long-term liabilities	184,024	172,189	11,835

Equity
Common stock	429	429	—
Additional paid in capital	13,419	13,437	(18)
Retained earnings	53,147	43,542	9,605
Accumulated other comprehensive income	998	2,370	(1,372)
Common stock in treasury, at cost	(6,820)	(6,986)	166
Deferred compensation – employee stock ownership plans and other	222	353	(131)
Noncontrolling interests	1,440	1,565	(125)
Total equity	62,835	54,710	8,125
Total liabilities and equity	$291,727	$264,829	$26,898

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/19	12/31/18

Total debt	$111,489	$113,063
Net debt	$108,895	$110,318
Net unsecured debt	$96,526	$100,242
Net debt / Consolidated Adjusted EBITDA(1)	2.3x	2.3x
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.0x	2.1x
Common shares outstanding end of period (in millions)	4,136	4,132
Total employees (‘000)	135.0	144.5
Quarterly cash dividends declared per common share	$0.6150	$0.6025
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	$ Change

Cash Flows from Operating Activities
Net Income	$19,788	$16,039	$3,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,682	17,403	(721)
Employee retirement benefits	(284)	(2,657)	2,373
Deferred income taxes	1,232	389	843
Provision for uncollectible accounts	1,588	980	608
Equity in losses of unconsolidated businesses, net of dividends received	74	231	(157)
Net loss on sale of divested businesses	94	—	94
Media goodwill impairment	186	4,591	(4,405)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(6,713)	(1,177)	(5,536)
Discretionary employee benefits contributions	(300)	(1,679)	1,379
Other, net	3,399	219	3,180
Net cash provided by operating activities	35,746	34,339	1,407

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(17,939)	(16,658)	(1,281)
Acquisitions of businesses, net of cash acquired	(29)	(230)	201
Acquisitions of wireless licenses	(898)	(1,429)	531
Proceeds from dispositions of businesses	28	—	28
Other, net	1,257	383	874
Net cash used in investing activities	(17,581)	(17,934)	353

Cash Flows from Financing Activities
Proceeds from long-term borrowings	10,079	5,967	4,112
Proceeds from asset-backed long-term borrowings	8,576	4,810	3,766
Repayments of long-term borrowings and finance lease obligations	(17,584)	(10,923)	(6,661)
Repayments of asset-backed long-term borrowings	(6,302)	(3,635)	(2,667)
Dividends paid	(10,016)	(9,772)	(244)
Other, net	(2,917)	(1,824)	(1,093)
Net cash used in financing activities	(18,164)	(15,377)	(2,787)

Increase in cash, cash equivalents and restricted cash	1	1,028	(1,027)
Cash, cash equivalents and restricted cash, beginning of period	3,916	2,888	1,028
Cash, cash equivalents and restricted cash, end of period	$3,917	$3,916	$1

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Operating Revenues
Service	$16,341	$16,157	1.1	$65,383	$64,223	1.8
Wireless equipment	5,722	5,846	(2.1)	18,048	18,875	(4.4)
Other	2,144	1,730	23.9	7,625	6,664	14.4
Total Operating Revenues	24,207	23,733	2.0	91,056	89,762	1.4

Operating Expenses
Cost of services	4,123	3,870	6.5	15,884	15,335	3.6
Cost of wireless equipment	5,877	5,815	1.1	18,219	18,763	(2.9)
Selling, general and administrative expense	4,549	4,275	6.4	16,639	15,701	6.0
Depreciation and amortization expense	2,772	2,970	(6.7)	11,353	11,952	(5.0)
Total Operating Expenses	17,321	16,930	2.3	62,095	61,751	0.6

Operating Income	$6,886	$6,803	1.2	$28,961	$28,011	3.4
Operating Income Margin	28.4%	28.7%		31.8%	31.2%

Segment EBITDA	$9,658	$9,773	(1.2)	$40,314	$39,963	0.9
Segment EBITDA Margin	39.9%	41.2%		44.3%	44.5%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/19	12/31/18	% Change

Connections (‘000):
Wireless retail postpaid connections				90,481	89,861	0.7
Wireless retail prepaid connections				4,063	4,646	(12.5)
Total wireless retail connections				94,544	94,507	—

Fios video connections				4,152	4,377	(5.1)
Fios Internet connections				5,902	5,760	2.5
Fios digital voice residence connections				3,620	3,803	(4.8)
Fios digital connections				13,674	13,940	(1.9)
Broadband connections				6,467	6,460	0.1
Voice connections				5,754	6,332	(9.1)

Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,794	3,643	4.1	12,253	11,744	4.3

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	852	886	(3.8)	970	1,129	(14.1)
Wireless retail prepaid (1)	(121)	(90)	(34.4)	(591)	(757)	21.9
Total wireless retail (1)	731	796	(8.2)	379	372	1.9

Wireless retail postpaid phones (1)	588	522	12.6	737	498	48.0

Fios video	(51)	(46)	(10.9)	(225)	(171)	(31.6)
Fios Internet	35	49	(28.6)	141	195	(27.7)
Fios digital voice residence	(52)	(30)	(73.3)	(182)	(102)	(78.4)
Fios digital	(68)	(27)	*	(266)	(78)	*
Broadband	(2)	8	*	7	19	(63.2)
Voice	(150)	(148)	(1.4)	(578)	(596)	3.0

Churn Rate:
Wireless retail postpaid	1.09%	1.03%		1.05%	1.00%
Wireless retail postpaid phones	0.83%	0.77%		0.79%	0.76%
Wireless retail	1.30%	1.24%		1.28%	1.25%

Revenue Statistics (in millions):
Wireless service revenue	$13,445	$13,199	1.9	$53,791	$52,459	2.5
Fios revenues	$2,828	$2,820	0.3	$11,175	$11,056	1.1

Verizon Communications Inc.

Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$118.03	$115.87	1.9	$118.13	$115.48	2.3
Wireless retail postpaid upgrade rate	6.3%	6.6%
Wireless retail postpaid accounts (‘000) (3)				33,875	34,086	(0.6)
Wireless retail postpaid connections per account (3)				2.67	2.64	1.1
Total wireless Internet postpaid base (3)				16.2%	16.1%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Operating Revenues
Global Enterprise	$2,740	$2,785	(1.6)	$10,818	$11,201	(3.4)
Small and Medium Business	3,072	2,847	7.9	11,464	10,752	6.6
Public Sector and Other	1,487	1,511	(1.6)	5,922	5,833	1.5
Wholesale	772	864	(10.6)	3,239	3,748	(13.6)
Total Operating Revenues	8,071	8,007	0.8	31,443	31,534	(0.3)

Operating Expenses
Cost of services	2,817	2,832	(0.5)	10,655	10,859	(1.9)
Cost of wireless equipment	1,377	1,313	4.9	4,733	4,560	3.8
Selling, general and administrative expense	2,204	1,995	10.5	8,188	7,689	6.5
Depreciation and amortization expense	1,007	1,068	(5.7)	4,105	4,258	(3.6)
Total Operating Expenses	7,405	7,208	2.7	27,681	27,366	1.2

Operating Income	$666	$799	(16.6)	$3,762	$4,168	(9.7)
Operating Income Margin	8.3%	10.0%		12.0%	13.2%

Segment EBITDA	$1,673	$1,867	(10.4)	$7,867	$8,426	(6.6)
Segment EBITDA Margin	20.7%	23.3%		25.0%	26.7%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/2019	12/31/2018	% Change

Connections (‘000):
Wireless retail postpaid connections				25,217	23,492	7.3

Fios video connections				77	74	4.1
Fios Internet connections				326	307	6.2
Fios digital connections				403	381	5.8
Broadband connections				489	501	(2.4)
Voice connections				4,959	5,400	(8.2)

Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Gross Additions ('000):
Wireless retail postpaid	1,353	1,211	11.7	4,997	4,616	8.3

Net Add Detail (‘000):
Wireless retail postpaid (1)	396	334	18.6	1,391	1,397	(0.4)
Wireless retail postpaid phones (1)	202	131	54.2	698	625	11.7

Fios video	—	—	*	3	3	—
Fios Internet	4	5	(20.0)	20	22	(9.1)
Fios digital	4	5	(20.0)	23	25	(8.0)
Broadband	(3)	(5)	40.0	(12)	(17)	29.4
Voice	(99)	(129)	23.3	(440)	(493)	10.8

Churn Rate:
Wireless retail postpaid	1.28%	1.26%		1.24%	1.19%
Wireless retail postpaid phones	1.00%	1.07%		0.99%	0.98%

Revenue Statistics (in millions):
Wireless service revenue	$2,869	$2,681	7.0	$11,188	$10,484	6.7
Fios revenues	$242	$226	7.1	$967	$883	9.5

Other Operating Statistics:
Wireless retail postpaid upgrade rate	5.0%	5.3%
Total wireless Internet postpaid base (2)				33.6%	33.4%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireless Historical Financial Results

The following supplemental schedule contains historical Wireless segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Operating Revenues
Service	$16,330	$15,898	2.7	$65,044	$63,020	3.2
Equipment	6,771	6,821	(0.7)	21,563	22,258	(3.1)
Other	2,171	1,693	28.2	7,616	6,456	18.0
Total Operating Revenues	25,272	24,412	3.5	94,223	91,734	2.7

Operating Expenses
Cost of services	2,668	2,351	13.5	10,129	9,251	9.5
Cost of equipment	7,255	7,128	1.8	22,954	23,323	(1.6)
Selling, general and administrative expense	4,984	4,552	9.5	18,045	16,604	8.7
Depreciation and amortization expense	2,226	2,395	(7.1)	9,066	9,736	(6.9)
Total Operating Expenses	17,133	16,426	4.3	60,194	58,914	2.2

Operating Income	$8,139	$7,986	1.9	$34,029	$32,820	3.7
Operating Income Margin	32.2%	32.7%		36.1%	35.8%

Segment EBITDA	$10,365	$10,381	(0.2)	$43,095	$42,556	1.3
Segment EBITDA Margin	41.0%	42.5%		45.7%	46.4%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireless Historical Operating Statistics

The following supplemental schedule contains historical Wireless segment results and is provided to help investors understand trends in our new segment results.

Unaudited				12/31/19	12/31/18	% Change

Connections (‘000)
Retail postpaid				115,698	113,353	2.1
Retail prepaid				4,063	4,646	(12.5)
Total retail				119,761	117,999	1.5

Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Net Add Detail (‘000) (1)
Retail postpaid	1,248	1,220	2.3	2,361	2,526	(6.5)
Retail prepaid	(121)	(90)	(34.4)	(591)	(757)	21.9
Total retail	1,127	1,130	(0.3)	1,770	1,769	0.1

Account Statistics
Retail postpaid accounts (‘000) (2)				35,401	35,427	(0.1)
Retail postpaid connections per account (2)				3.27	3.20	2.2
Retail postpaid ARPA (3)	$138.07	$135.11	2.2	$137.89	$134.49	2.5

Churn Detail
Retail postpaid	1.13%	1.08%		1.09%	1.03%
Retail	1.29%	1.24%		1.27%	1.23%

Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				94.0%	92.2%
Total Internet postpaid base				20.0%	19.7%
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Wireline Historical Financial Results

The following supplemental schedule contains historical Wireline segment results and is provided to help investors understand trends in our new segment results.

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Operating Revenues
Consumer Markets	$3,121	$3,169	(1.5)	$12,518	$12,589	(0.6)
Enterprise Solutions	2,102	2,217	(5.2)	8,411	8,840	(4.9)
Partner Solutions	1,015	1,098	(7.6)	4,177	4,692	(11.0)
Business Markets	784	836	(6.2)	3,227	3,397	(5.0)
Other	51	53	(3.8)	224	242	(7.4)
Total Operating Revenues	7,073	7,373	(4.1)	28,557	29,760	(4.0)

Operating Expenses
Cost of services	4,493	4,478	0.3	17,194	17,701	(2.9)
Selling, general and administrative expense	1,736	1,597	8.7	6,437	6,151	4.6
Depreciation and amortization expense	1,469	1,571	(6.5)	6,075	6,181	(1.7)
Total Operating Expenses	7,698	7,646	0.7	29,706	30,033	(1.1)

Operating Loss	$(625)	$(273)	*	$(1,149)	$(273)	*
Operating Loss Margin	(8.8)%	(3.7)%		(4.0)%	(0.9)%

Segment EBITDA	$844	$1,298	(35.0)	$4,926	$5,908	(16.6)
Segment EBITDA Margin	11.9%	17.6%		17.2%	19.9%
Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of special items.

Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Supplemental Information - Wireline Historical Operating Statistics

The following supplemental schedule contains historical Wireline segment results and is provided to help investors understand trends in our new segment results.

Unaudited				12/31/2019	12/31/2018	% Change

Connections (‘000)
Fios video connections				4,229	4,451	(5.0)
Fios Internet connections				6,228	6,067	2.7
Fios digital voice residence connections				3,620	3,803	(4.8)
Fios digital connections				14,077	14,321	(1.7)
Broadband connections				6,956	6,961	(0.1)
Voice connections				10,713	11,732	(8.7)

Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18	% Change	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18	% Change

Net Add Detail (‘000)
Fios video connections	(51)	(46)	(10.9)	(222)	(168)	(32.1)
Fios Internet connections	39	54	(27.8)	161	217	(25.8)
Fios digital voice residence connections	(52)	(30)	(73.3)	(182)	(102)	(78.4)
Fios digital connections	(64)	(22)	*	(243)	(53)	*
Broadband connections	(5)	3	*	(5)	2	*
Voice connections	(249)	(277)	10.1	(1,019)	(1,089)	6.4

Revenue Statistics
Fios revenues (in millions)	$3,070	$3,046	0.8	$12,192	$11,939	2.1
Footnotes:
Certain intersegment transactions with corporate entities have not been eliminated.

*	Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA and Consolidated Adjusted EBITDA Margin

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 9/30/19	3 Mos. Ended 6/30/19	3 Mos. Ended 3/31/19	3 Mos. Ended 12/31/18	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18

Consolidated Net Income	$5,217	$5,337	$4,074	$5,160	$2,065	$5,062	$4,246	$4,666
Add/(subtract):
Provision (benefit) for income taxes	(1,505)	1,586	1,236	1,628	(698)	1,613	1,281	1,388
Interest expense	1,159	1,146	1,215	1,210	1,199	1,211	1,222	1,201
Depreciation and amortization expense	4,105	4,114	4,232	4,231	4,352	4,377	4,350	4,324
Consolidated EBITDA	$8,976	$12,183	$10,757	$12,229	$6,918	$12,263	$11,099	$11,579

Add/(subtract):
Other (income) expense, net*	$1,773	$110	$1,312	$(295)	$(1,865)	$(214)	$(360)	$75
Equity in losses (earnings) of unconsolidated businesses†	(5)	1	13	6	(64)	3	228	19
Impairment charges	186	—	—	—	4,591	—	—	—
Severance charges	204	—	—	—	1,818	—	339	—
Product realignment charges‡	—	—	—	—	—	—	450	—
Acquisition and integration related charges‡	—	—	—	—	187	130	109	105
Net gain from dispositions of assets and businesses	—	(261)	—	—	—	—	—	—
	2,158	(150)	1,325	(289)	4,667	(81)	766	199
Consolidated Adjusted EBITDA	$11,134	$12,033	$12,082	$11,940	$11,585	$12,182	$11,865	$11,778
Consolidated Operating Revenues	$34,775				$34,281
Operating Income	$6,639				$637
Operating Income Margin	19.1%				1.9%
Consolidated EBITDA Margin	25.8%				20.2%
Consolidated Adjusted EBITDA Margin	32.0%

*	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

†	Includes Product realignment charges and impairment charges, where applicable.

‡	Excludes depreciation and amortization expense, where applicable.

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	12/31/19	12/31/18

Debt maturing within one year	$10,777	$7,190
Long-term debt	100,712	105,873
Total Debt	111,489	113,063
Less Cash and cash equivalents	2,594	2,745
Net Debt	$108,895	$110,318
Net Debt to Consolidated Adjusted EBITDA Ratio	2.3x	2.3x

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	12/31/19	12/31/18

Total Debt	$111,489	$113,063
Less Secured debt	12,369	10,076
Unsecured debt	99,120	102,987
Less Cash and cash equivalents	2,594	2,745
Net Unsecured Debt	$96,526	$100,242
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.0x	2.1x

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited				3 Mos. Ended 12/31/19				3 Mos. Ended 12/31/18
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.23				$0.47
Severance, pension and benefits charges	$135	$(27)	$108	0.03	$165	$(57)	$108	0.03
Acquisition and integration related charges	—	—	—	—	189	(47)	142	0.03
Impairment charges	236	(22)	214	0.05	4,591	(64)	4,527	1.09
Historical Wireless legal entity restructuring	—	—	—	—	—	(2,065)	(2,065)	(0.50)
Disposition of preferred stock	—	(2,247)	(2,247)	(0.54)	—	—	—	—
Early debt redemption costs	2,060	(540)	1,520	0.37	—	—	—	—
	$2,431	$(2,836)	$(405)	$(0.10)	$4,945	$(2,233)	$2,712	$0.65
Adjusted EPS				$1.13				$1.12

(dollars in millions, except per share amounts)
Unaudited				12 Mos. Ended 12/31/19				12 Mos. Ended 12/31/18
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$4.65				$3.76
Severance, pension and benefits charges	$330	$(78)	$252	0.06	$50	$(27)	$23	0.01
Early debt redemption costs	3,604	(944)	2,660	0.64	725	(189)	536	0.13
Product realignment charges	—	—	—	—	658	(149)	509	0.12
Acquisition and integration related charges	—	—	—	—	553	(134)	419	0.10
Impairment charges	236	(22)	214	0.05	4,591	(64)	4,527	1.10
Historical Wireless legal entity restructuring	—	—	—	—	—	(2,065)	(2,065)	(0.50)
Disposition of preferred stock	—	(2,247)	(2,247)	(0.54)	—	—	—	—
Net gain from dispositions of assets and businesses	(261)	37	(224)	(0.05)	—	—	—	—
	$3,909	$(3,254)	$655	$0.16	$6,577	$(2,628)	$3,949	$0.96
Adjusted EPS				$4.81				$4.71

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

Free Cash Flow

(dollars in millions)
Unaudited	12/31/19	12/31/18

Net Cash Provided by Operating Activities	$35,746	$34,339
Capital expenditures (including capitalized software)	(17,939)	(16,658)
Free Cash Flow	$17,807	$17,681
Year over year change %	0.7%

Verizon Communications Inc.

Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18

Operating Income	$6,886	$6,803
Add Depreciation and amortization expense	2,772	2,970
Segment EBITDA	$9,658	$9,773
Year over year change	(1.2)%

Total operating revenues	$24,207	$23,733
Operating Income Margin	28.4%	28.7%
Segment EBITDA Margin	39.9%	41.2%

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18

Operating Income	$28,961	$28,011
Add Depreciation and amortization expense	11,353	11,952
Segment EBITDA	$40,314	$39,963

Total operating revenues	$91,056	$89,762
Operating Income Margin	31.8%	31.2%
Segment EBITDA Margin	44.3%	44.5%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/19	3 Mos. Ended 12/31/18

Operating Income	$666	$799
Add Depreciation and amortization expense	1,007	1,068
Segment EBITDA	$1,673	$1,867
Year over year change	(10.4)%

Total operating revenues	$8,071	$8,007
Operating Income Margin	8.3%	10.0%
Segment EBITDA Margin	20.7%	23.3%

Verizon Communications Inc.

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/19	12 Mos. Ended 12/31/18

Operating Income	$3,762	$4,168
Add Depreciation and amortization expense	4,105	4,258
Segment EBITDA	$7,867	$8,426

Total operating revenues	$31,443	$31,534
Operating Income Margin	12.0%	13.2%
Segment EBITDA Margin	25.0%	26.7%

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

The following tables present a reconciliation of financial results for our current reportable segments, Consumer and Business, to our historical reportable segments, Wireless and Wireline.

	3 Mos. Ended 12/31/19
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$24,207	$8,071	$32,278	$67	$32,345	$16,330	$6,771	$2,171	$25,272	$3,121	$2,102	$1,015	$784	$51	$7,073	$32,345

Operating Expenses
Cost of services	4,123	2,817	6,940	221	7,161				2,668						4,493	7,161
Cost of wireless equipment	5,877	1,377	7,254	1	7,255				7,255						—	7,255
Selling, general and administrative expense	4,549	2,204	6,753	(33)	6,720				4,984						1,736	6,720
Depreciation and amortization expense	2,772	1,007	3,779	(84)	3,695				2,226						1,469	3,695
Total Operating Expenses	17,321	7,405	24,726	105	24,831				17,133						7,698	24,831
Operating Income (Loss)	$6,886	$666	$7,552	$(38)	$7,514				$8,139						$(625)	$7,514
Add Depreciation and amortization expense	2,772	1,007	3,779	(84)	3,695				2,226						1,469	3,695
Segment EBITDA	$9,658	$1,673	$11,331	$(122)	$11,209				$10,365						$844	$11,209
Operating Income (Loss) Margin	28.4%	8.3%							32.2%						(8.8)%
Segment EBITDA Margin	39.9%	20.7%							41.0%						11.9%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustments represent intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	3 Mos. Ended 12/31/18
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$23,733	$8,007	$31,740	$45	$31,785	$15,898	$6,821	$1,693	$24,412	$3,169	$2,217	$1,098	$836	$53	$7,373	$31,785

Operating Expenses
Cost of services	3,870	2,832	6,702	127	6,829				2,351						4,478	6,829
Cost of wireless equipment	5,815	1,313	7,128	—	7,128				7,128						—	7,128
Selling, general and administrative expense	4,275	1,995	6,270	(121)	6,149				4,552						1,597	6,149
Depreciation and amortization expense	2,970	1,068	4,038	(72)	3,966				2,395						1,571	3,966
Total Operating Expenses	16,930	7,208	24,138	(66)	24,072				16,426						7,646	24,072
Operating Income (Loss)	$6,803	$799	$7,602	$111	$7,713				$7,986						$(273)	$7,713
Add Depreciation and amortization expense	2,970	1,068	4,038	(72)	3,966				2,395						1,571	3,966
Segment EBITDA	$9,773	$1,867	$11,640	$39	$11,679				$10,381						$1,298	$11,679
Operating Income (Loss) Margin	28.7%	10.0%							32.7%						(3.7)%
Segment EBITDA Margin	41.2%	23.3%							42.5%						17.6%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustments represent intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	12 Mos. Ended 12/31/19
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$91,056	$31,443	$122,499	$281	$122,780	$65,044	$21,563	$7,616	$94,223	$12,518	$8,411	$4,177	$3,227	$224	$28,557	$122,780

Operating Expenses
Cost of services	15,884	10,655	26,539	784	27,323				10,129						17,194	27,323
Cost of wireless equipment	18,219	4,733	22,952	2	22,954				22,954						—	22,954
Selling, general and administrative expense	16,639	8,188	24,827	(345)	24,482				18,045						6,437	24,482
Depreciation and amortization expense	11,353	4,105	15,458	(317)	15,141				9,066						6,075	15,141
Total Operating Expenses	62,095	27,681	89,776	124	89,900				60,194						29,706	89,900
Operating Income (Loss)	$28,961	$3,762	$32,723	$157	$32,880				$34,029						$(1,149)	$32,880
Add Depreciation and amortization expense	11,353	4,105	15,458	(317)	15,141				9,066						6,075	15,141
Segment EBITDA	$40,314	$7,867	$48,181	$(160)	$48,021				$43,095						$4,926	$48,021
Operating Income (Loss) Margin	31.8%	12.0%							36.1%						(4.0)%
Segment EBITDA Margin	44.3%	25.0%							45.7%						17.2%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustments represent intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.

Verizon Communications Inc.

Supplemental Information - VZ 2.0 to Historical Financial Results Reconciliation(1)

	12 Mos. Ended 12/31/18
						(dollars in millions)
	VZ 2.0					Historical
	Consumer	Business	Total Reportable Segments	Adjustments(2)	Adjusted Total Reportable Segments	Wireless				Wireline						Historical Total Reportable Segments
Unaudited						Service	Equipment	Other	Total Wireless	Consumer Markets	Enterprise Solutions	Partner Solutions	Business Markets	Other	Total Wireline
External Operating Revenues
Total Operating Revenues	$89,762	$31,534	$121,296	$198	$121,494	$63,020	$22,258	$6,456	$91,734	$12,589	$8,840	$4,692	$3,397	$242	$29,760	$121,494

Operating Expenses
Cost of services	15,335	10,859	26,194	758	26,952				9,251						17,701	26,952
Cost of wireless equipment	18,763	4,560	23,323	—	23,323				23,323						—	23,323
Selling, general and administrative expense	15,701	7,689	23,390	(635)	22,755				16,604						6,151	22,755
Depreciation and amortization expense	11,952	4,258	16,210	(293)	15,917				9,736						6,181	15,917
Total Operating Expenses	61,751	27,366	89,117	(170)	88,947				58,914						30,033	88,947
Operating Income (Loss)	$28,011	$4,168	$32,179	$368	$32,547				$32,820						$(273)	$32,547
Add Depreciation and amortization expense	11,952	4,258	16,210	(293)	15,917				9,736						6,181	15,917
Segment EBITDA	$39,963	$8,426	$48,389	$75	$48,464				$42,556						$5,908	$48,464
Operating Income (Loss) Margin	31.2%	13.2%							35.8%						(0.9)%
Segment EBITDA Margin	44.5%	26.7%							46.4%						19.9%

Footnotes:

(1) Information presented for VZ 2.0 and historical financial results includes intersegment transactions.

(2) Adjustments represent intersegment transactions that have been eliminated under the new structure net of the impact of VZ Connect and other early-stage development businesses previously included in Corporate.